UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31089	77-0416232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 2, 2008, Virage Logic Corporation (the “Company”) announced the appointment of Dr. Alex Shubat (co-founder and former COO of the Company) to the position of Chief Executive Officer and President. In connection with his promotion to CEO and commencing as of the start of the Company’s 2009 fiscal year, Dr. Shubat’s compensation for service as the Company’s Chief Executive Officer and President will consist of: (i) a base salary of $325,000 per annum, (ii) a target bonus of 30,000 restricted stock units (“RSUs”) for fiscal year 2009 bonus based on achievement of pre-set management bonus objectives, and (iii) 200,000 stock settled appreciation rights (“SSARs”), effective as of the date of the meeting which shall vest over a four year period commencing as of October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date:	October 28, 2008	By:	/s/ Brian Sereda
Brian Sereda Chief Financial Officer and Vice President of Finance